Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of the Key Energy Services, Inc. 401(k) Savings and Retirement Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Francis D. John as Chief Executive Officer of Key Energy Services, Inc. (the “Company”), and Royce W. Mitchell as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

By:	/s/ Francis D. John
Chief Executive Officer
June 30, 2003

By:	/s/ Royce W. Mitchell
Chief Financial Officer
June 30, 2003

A signed original of this written statement required by Section 906 has been provided to Key Energy Services, Inc. and will be retained by Key Energy Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.